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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 21, 1997, except as to Note 12 which is as of May 1, 1997, relating to the financial statements of DSI Toys, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the fiscal years 1994, 1995 and 1996 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

Price Waterhouse LLP

Houston, Texas

May 27, 1997